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                             EXHIBIT 23

                   CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
CDI Corp.:


     We consent to incorporation by reference in Registration Statement Nos. 33-7263, 33-30357, 333-65879 and 333-69007 on Form S-8 of CDI Corp. and in
Registration Statement No. 333-9793 on Form S-3 of CDI Corp. of our report dated February 19, 1999 relating to the consolidated balance sheets of CDI Corp. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of earnings, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1998 and the related financial statement schedule, which report appears in the December 31, 1998 annual report on Form 10-K of CDI Corp.





Philadelphia, PA                          /s/ KPMG LLP
March 11, 1999                         ---------------------------
                                          KPMG LLP